Exhibit 107

Calculation of Filing Fee Table
Form S-8
(Form Type)
Carvana Co.
(Exact Name of Registrant as Specified in its Charter)

Security Type	Security Class Title	Fee Calculation Rate	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common stock, par value $0.001 per share	Rule 457(c) and Rule 457(h)	2,284,784(2)	$ 50.685(3)	$115,804,277.04	0.00014760	$17,092.71
Equity	Preferred Stock Purchase Rights	(4)	(4)	(4)	$(4)	(4)	$(4)
	Total Offering Amounts				$115,804,277.04		$17,092.71
	Total Fee Offsets						—
	Net Fee Due						$17,092.71
(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of the Registrant’s Class A common stock, $0.001 par value per share (the “Common Stock”), that become issuable under the Carvana Co. 2017 Omnibus Incentive Plan (as amended on June 5, 2017, August 22, 2017 and May 1, 2023) (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2) This Registration Statement covers an additional 2,284,784 shares of the Registrant’s Common Stock, which are issuable pursuant to the Plan.
(3) Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $50.685, the average of the high and low prices of the Registrant’s Common Stock as reported on The New York Stock Exchange on February 20, 2024 which date is within five business days prior to the filing of this Registration Statement.
(4) The preferred stock purchase rights (the “Purchase Rights”) are initially carried with the shares of Common Stock. The value attributable to such Purchase Rights, if any, is reflected in the market price of the shares of Common Stock.